Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

Welltower Inc.

Table 1 – Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share
	To be issued pursuant to future awards under the Welltower Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”)	457(c); 457(h)	5,537,970	$95.65(3)	$529,706,831(3)	$92.70 per $1,000,000	$49,103.83
	To be issued pursuant to assumed outstanding options originally granted under the Welltower Inc. 2016 Long-Term Incentive Plan (“2016 Plan”)	457(c); 457(h)	1,400,079	$79.01(4)	$110,620,242 (4)	$92.70 per $1,000,000	$10,254.50
	To be issued pursuant to assumed outstanding restricted stock units originally granted under the 2016 Plan	457(c); 457(h)	3,061,951	$95.65 (3)	$292,875,613 (3)	$92.70 per $1,000,000	$27,149.57
	To be issued pursuant to future awards under the Welltower Inc. 2022 Employee Stock Purchase Plan	457(c); 457(h)	873,567	$81.30 (5)	$71,020,997 (5)	$92.70 per $1,000,000	$6,583.65
	To be issued pursuant to assumed outstanding purchase rights originally granted under the Welltower Inc. Employee Stock Purchase Plan	457(c); 457(h)	22,010	$68.60 (6)	$1,509,886(6)	$92.70 per $1,000,000	$139.97
Total Offering Amounts			10,873,567		$1,005,733,569		$93,231.52
Total Fee Offsets (7)							$5,985.87
Net Fee Due							$87,245.65

(1)    In addition to the number of shares of the common stock, par value $1.00 per share (the “Common Stock”), of Welltower Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to the compensatory stock plans listed above.

(2)    Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange (“NYSE”) on March 25, 2022.

(4)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the exercise price of the options.

(5)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on the NYSE on March 25, 2022, such discount representing the maximum permissible discount offered pursuant to such plan.

(6)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on the NYSE on December 1, 2021, the date of grant of such outstanding purchase rights, such discount representing the maximum permissible discount offered pursuant to such plan.

(7)     Offset from post-effective amendment filed on April 1, 2022, Registration Number 333-225006, to the registration statement on Form S-8 originally filed on May 17, 2018 deregistering 873,576 shares of the common stock of Welltower, Inc.